SCHEDULE 13G
CUSIP NO. 927638403                                            PAGE 9 OF 9 PAGES


Exhibit I

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and among the undersigned that the
Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $0.01 par value, of Viragen, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of February 14, 2007

                                       ALEXANDRA GLOBAL MASTER FUND LTD.

                                       By: ALEXANDRA INVESTMENT MANAGEMENT, LLC,
                                           its Investment Advisor


                                           By: /s/ Mikhail A. Filimonov
                                               ---------------------------------
                                           Mikhail A. Filimonov
                                           Title: Managing Member


                                       ALEXANDRA INVESTMENT MANAGEMENT, LLC


                                       By: /s/ Mikhail A. Filimonov
                                           -------------------------------------
                                       Mikhail A. Filimonov
                                       Title: Managing Member


                                       /s/ Mikhail A. Filimonov
                                       -----------------------------------------
                                       Mikhail A. Filimonov